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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Exodus Communications, Inc.

  We consent to the use of our report included herein and to the references to our firm under the headings "Experts," "Summary Financial Information" and "Selected Financial Data" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP

Mountain View, California
August 28, 1998